Exhibit 10.1

AUTODESK, INC.

EXECUTIVE CHANGE IN CONTROL PROGRAM

As Amended and Restated March 31, 2006

ARTICLE I

PURPOSE, ESTABLISHMENT AND APPLICABILITY OF PLAN

A. Purposes. The Board of Directors (“Board”) of Autodesk, Inc. (the “Company”) has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of its executive staff, notwithstanding a Change of Control, and that it is in the best interests of the Company and its stockholders to provide the executive staff with financial security and encouragement to remain with the Company and to maximize the value of the Company following a Change of Control.

B. Establishment of Plan. As of the Effective Date, the Company hereby establishes the Plan, as set forth in this document.

C. Applicability of Plan. Subject to the terms of this Plan, the benefits provided by this Plan shall be available to those Employees who, on or after the Effective Date, receive a Notice of Participation.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

Whenever used in the Plan, the following terms shall have the meanings set forth below.

A. Annual Base Compensation. “Annual Base Compensation” shall mean an amount equal to the Participant’s gross annual base salary, exclusive of bonuses, commissions and other incentive pay, as in effect immediately preceding the Change of Control.

B. Average Annual Bonus. “Average Annual Bonus” shall mean the average bonus payments received by the Participant under the Company’s incentive bonus and variable compensation programs as in effect on the Effective Date (or any predecessor or successor programs) for the three most recent consecutive and complete fiscal years of the Company prior to the fiscal year in which the Change of Control occurs. For purposes of calculating a Participant’s Average Annual Bonus, the following rules shall apply:

(i) In the event a Participant was not eligible to participate in such bonus and variable compensation programs for the entire three year period, the Average Annual Bonus shall be calculated based upon the Participant’s actual period of eligibility; and

(ii) In the event a Participant first became eligible to participate in such bonus and variable compensation programs in the fiscal year in which the Change of Control occurs, the Participant’s Average Annual Bonus shall be based on his or her targeted bonus and variable compensation amounts as in effect immediately prior to such Change of Control.

C. Board. “Board” means the Board of Directors of the Company.

D. Cause. “Cause” means the (i) Participant’s engagement in acts of embezzlement, dishonesty or moral turpitude; (ii) the conviction of Participant for having committed a felony; (iii) a breach by Participant of Participant’s fiduciary duties and responsibilities to the Company having the potential to result in an adverse effect on the Company’s business, operations, prospects or reputation; (iv) gross negligence or bad faith as determined by a duly authorized representative of the Company; or (v) the repeated failure (other than due to death or disability) of Participant to perform duties and responsibilities as an Employee to the reasonable satisfaction of a duly authorized representative of the Company after the Participant has received a written demand for performance from the Company which specifically sets forth the factual basis for the Company’s belief that the Participant has failed to perform satisfactorily.

E. Change of Control. “Change of Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least sixty percent (60%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(iv) A change in the composition of the Board, as a result of which less than a majority of the Directors are Incumbent Directors. “Incumbent Directors” shall mean Directors who either (A) are Directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

F. Code. “Code” means the Internal Revenue Code of 1986, as amended.

G. Company. “Company” means Autodesk, Inc., any subsidiary corporations, any successor entities as provided in Article X hereof, and any parent or subsidiaries of such successor entities.

H. Effective Date. “Effective Date” means March 31, 2006.

I. Employee. “Employee” means an employee of the Company.

J. ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

K. Good Reason. “Good Reason” means without the Participant’s written consent, (i) a material reduction in the Participant’s authority or responsibilities (including reporting responsibilities) relative to the Participant’s authority or responsibilities in effect immediately prior to the Change of Control (other than a reduction solely on account of the Company becoming a subsidiary or business unit of a larger organization); (ii) a reduction in the Participant’s Annual Base Compensation; or (iii) the relocation of the Participant’s principal place of performing his or her duties as an employee of the Company by more than thirty (30) miles. Notwithstanding the foregoing, an event described in this Section shall not constitute Good Reason unless it is communicated by the Participant to the Company in writing and is not corrected by the Company in a manner which is reasonably satisfactory to such Participant (including full retroactive correction with respect to any reduction in Annual Base Compensation) within 10 days of the Company’s receipt of such written notice.

L. Notice of Participation. “Notice of Participation,” means an individualized written notice of participation in the Plan from an authorized officer of the Company.

M. Participant. “Participant” means an individual who meets the eligibility requirements of Article III.

N. Plan. “Plan” means this Autodesk, Inc. Executive Change in Control Program, as set forth in this document, and as hereafter amended from time to time.

O. Plan Administrator. “Plan Administrator” means the Board or its committee or designate, as shall be administering the Plan.

P. Release and Non-Competition Agreement. “Release and Non-Competition Agreement” means the form of general waiver, release and non-competition agreement a Participant must execute as a condition to receiving severance and other benefits pursuant to Article IV.

Q. Termination Date. “Termination Date” means (i) the date on which the Company delivers notice of termination to the Participant or such later date, not to exceed ninety (90) days, specified in the notice of termination, (ii) in the event the term of employment ends by reason of the Participant’s death, the date of death, or (iii) if the Participant terminates his or her employment with the Company, the date on which the Participant delivers notice of termination to the Company.

ARTICLE III

ELIGIBILITY

A. Waiver. As a condition of receiving benefits under the Plan, a Participant must sign the Release and Non-Competition Agreement, attached hereto as Exhibit A.

B. Participation in Plan. Each Employee who is designated by the Board and who signs and timely returns to the Company a Notice of Participation shall be a Participant in the Plan. An individual shall cease to be a Participant in the Plan upon the earlier of (i) ceasing to be an Employee or (ii) six (6) months after the Board (or its designee) notifies the Participant that he or she no longer is eligible under the Plan. Notwithstanding the preceding sentence, if an individual becomes entitled to severance and other benefits under Section A of Article IV prior to ceasing to be a Participant, he or she nevertheless shall be entitled to receive full payment of severance and benefits in accordance with the Plan. A Participant entitled to benefits hereunder shall remain a Participant in the Plan until the full amount of the benefits accrued hereunder has been delivered to the Participant.

ARTICLE IV

TERMINATION OF EMPLOYMENT

A. Termination without Cause following a Change of Control. If, within twelve (12) months following a Change of Control, the Company terminates a Participant’s employment without Cause or a Participant voluntarily terminates his or her employment on account of Good Reason, the Participant shall be entitled to receive the following severance and other benefits, provided Participant executes a Release and Non-Competition Agreement in accordance with Section A of Article III:

(i) Cash Payments. The Participant shall be entitled to receive an amount equal to Participant’s Annual Base Compensation and Average Annual Bonus payable in twenty-four (24) successive equal bimonthly installments in accordance with the Company’s normal payroll practices. Any payments to which Participant is entitled under this Section A(i) shall be reduced by the aggregate amount of severance payable to the Participant by the Company pursuant to any other plan, program, agreement or contract between the Participant and the Company.

(ii) Options. Each of the Participant’s outstanding stock option(s) granted under any of the Company’s equity incentive plans shall partially accelerate and become vested and exercisable with respect to the number of shares that would have otherwise vested within the twelve (12) months following the date of the Participant’s termination of employment as though Participant had remained in the service of the Company through such date.

(iii) Employee Benefits. If the Participant (and any spouse and/or eligible dependents of the Participant (“Family Members”)) has medical, dental and vision coverage on the date of the Participant’s termination of employment under a group health plan sponsored by the Company, the Company will reimburse the Participant for the total applicable premium cost for medical and dental coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986, 29 U.S.C. Sections 1161-1168; 26 U.S.C. Section 4980B(f), as amended, and all applicable regulations (referred to collectively as “COBRA”) for Covered Employee and any Family Members for a period that ends on the earlier of (i) twelve (12) months following the Participant’s Termination Date, or (ii) the date that the Participant and his or her Family Members become covered under another employer’s medical, dental and vision plans.

B. Other Termination. If (i) the Participant voluntarily resigns from the Company without Good Reason, (ii) the Company terminates the Participant’s employment for Cause, or (iii) the Participant’s employment terminates by reason of his or her retirement, disability or death, then the Participant shall not be entitled to receive severance or other benefits under this Plan and shall be entitled to benefits (if any) only as may then be established under the Company’s then existing benefit plans and policies at the time of such resignation or termination.

ARTICLE V

GOLDEN PARACHUTE

In the event that the benefits provided for in this Plan otherwise constitute “parachute payments” within the meaning of Section 280G of the Code and would, but for this Article V be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”) , then the Participant’s benefits under Article IV shall be either:

(i) delivered in full, or

(ii) delivered as to such lesser extent as would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Participant on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Unless the Company and the Participant otherwise agree in writing, all determinations required to be made under this Article, including the manner and amount of any reduction in the Participant’s benefits under Article IV, and the assumptions to be utilized in arriving at such determinations, shall be made in writing in good faith by the accounting firm serving as the Company’s independent public accountants immediately prior to the event giving rise to such Payment (the “Accountants”). For purposes of making the calculations required by this Article V, the Accountants may make reasonable assumptions and approximations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request to make a determination under this Article. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Article.

ARTICLE VI

FUNDING POLICY AND METHOD

Benefits and any administrative expenses arising in connection with the Plan shall be paid as needed solely from the general assets of the Company. No contributions are required from any Participant. This Plan shall not be construed to require the Company to fund any of the benefits provided hereunder nor to establish a trust for such purpose. Participants’ rights against the Company with respect to severance and other benefits provided under this Plan shall be those of general unsecured creditors. No Participant has an interest in his or her severance or other benefits under this Plan until the Participant actually receives a payment.

ARTICLE VII

CLAIMS PROCEDURE

In the event any claim for benefits is denied, in whole or in part, the Company shall notify the claimant of such denial in writing and shall advise the claimant of his or her right to appeal the denial. Such written notice shall set forth the specific reasons for the denial and shall be given to the claimant within ninety (90) days after the Company receives his or her claim.

ARTICLE VIII

REVIEW PROCEDURE

A. Review Panel. In the event the Board receives appeals from denials of claims for benefits under the Plan, it may appoint a committee of non-Participants (a “Review Panel”) to act as fiduciary to the Plan to act on such appeals.

B. Right to Appeal. Any person whose claim for benefits is denied, in whole or in part, may appeal from the denial by submitting a written request for review of the claim within sixty (60) days after receiving written notice of the denial from the Company.

C. Form of Request for Review. A request for review must be made in writing and shall be addressed as follows: “Board of Directors, Autodesk, Inc., c/o General Counsel, 111 McInnis Parkway, San Rafael, CA 94903.” A request for review shall set forth all of the grounds upon which it is based, all facts and support thereof and any other matters that the claimant deems pertinent.

D. Review Decision. Within sixty (60) days after receipt of a request for review, the Board or the designated Review Panel shall give written notice of its decision to the claimant and the Company. In the event the denial of the claim for benefits is confirmed, in whole or in part, such notice shall set forth, in a manner calculated to be understood by the claimant, specific reasons for such denial and specific references to the Plan provisions on which the decision was based. In the event that the Board or the Review Panel determines that the claim for benefits should not have been denied, in whole or in part, the Company shall take appropriate remedial action as soon as reasonably practicable after receiving notice of the decision.

ARTICLE IX

EMPLOYMENT STATUS; WITHHOLDING

A. Employment Status. This Plan does not constitute a contract of employment or impose on the Participant or the Company any obligation to retain the Participant as an Employee, to change the status of the Participant’s employment, or to change the Company’s policies regarding termination of employment. The Participant’s employment is and shall continue to be “at-will”, as defined under applicable law. If the Participant’s employment with the Company or a successor entity terminates for any reason, the Participant shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Plan, or as may otherwise be available in accordance with the Company’s established employee plans and practices or other agreements with the Company at the time of termination.

B. Taxes. All payments made pursuant to this Plan shall be subject to all applicable reporting obligations and any tax or other contributions required to be withheld under Federal, state or local law, or the applicable laws of any non-U.S. taxing authority as interpreted by the Company.

ARTICLE X

SUCCESSORS TO COMPANY AND PARTICIPANTS

A. Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Plan and agree expressly to perform the obligations under this Plan by executing a written agreement. For all purposes under this Plan, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this subsection or which becomes bound by the terms of this Plan by operation of law.

B. Participant’s Successors. All rights of the Participant hereunder shall inure to the benefit of, and be enforceable by, the Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees.

ARTICLE XI

DURATION, AMENDMENT AND TERMINATION

A. Duration, Amendment and Termination. This Plan shall remain in effect until terminated by the Board. The Board reserves the right to amend or terminate the Plan at any time, without advance notice to any Participant; provided, however, that, prior to a Change of Control, the Company shall provide six (6) months advance notice to each Participant of any amendment or termination of the Plan that would be adverse to the Participant with respect to eligibility or amount of payments or benefits hereunder. Notwithstanding the preceding, commencing on the date of a Change of Control, no amendment or termination of the Plan shall reduce the payments or benefits payable to any Participant who terminates employment within twelve (12) months after the Change of Control (unless the affected Participant consents in writing to such amendment or termination). Any action of the Company in amending or terminating the Plan will be taken in a non-fiduciary capacity. A termination of this Plan pursuant to the preceding sentences shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits earned by a Participant prior to the termination of this Plan.

ARTICLE XII

NOTICE

A. General. Notices and all other communications contemplated by this Plan shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Participant, mailed notices shall be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its General Counsel.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

A. No Duty to Mitigate. The Participant shall not be required to mitigate the amount of any benefits contemplated by this Plan, nor shall any such benefits be reduced by any earnings or benefits that the Participant may receive from any other source, except as provided otherwise in Section A(i) of Article IV of this Plan.

B. Severability. The invalidity or unenforceability of any provision or provisions of this Plan shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

C. Administration. The Company is the administrator of the Plan (within the meaning of section 3(16)(A) of ERISA). The Plan will be administered and interpreted by the Board or its designee. Any decision made or other action taken by the Board, its designee or the Review Panel with respect to the Plan, and any interpretation by any of them with respect to any term or condition of the Plan, or any related document, will be conclusive and binding on all persons and be given the maximum possible deference allowed by law. The Board may delegate to any other person all or any portion of its authority or responsibility with respect to the Plan.

D. Code Section 409A. Notwithstanding any contrary provision of the Plan, if the Company determines, in its good faith judgment, that Section 409A of the Code will result in the imposition of additional tax to an earlier payment of any payment or benefit otherwise due to a Participant under the Plan during the six (6) month period following the Participant’s Termination Date, such payments or benefits will accrue during the six (6) month period and will become payable in a lump sum payment on the date six (6) months and one (1) day following the Termination Date. All subsequent payments or benefits, if any, will be paid as provided in the Plan. In addition, and notwithstanding any contrary provision of the Plan, the Company reserves the right to amend the Plan as it deems necessary or advisable, in its sole discretion and without the consent of the Participants, to comply with Section 409A of the Code or to otherwise avoid income recognition or imposition of income tax under Section 409A of the Code, provided that to the extent reasonably practicable, any such amendments shall be designed not to result in a material diminution of the benefits provided by the Plan.

E. No Assignment of Benefits. The rights of any person to payments or benefits under this Plan shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor’s process, and any action in violation of this subsection shall be void.

ARTICLE XIV

ERISA REQUIRED INFORMATION

A. Plan Sponsor. The Plan sponsor and administrator is:

Autodesk, Inc.

111 McInnis Parkway

San Rafael, CA 94903

B. Designated Agent. Designated agent for service of process:

General Counsel

Autodesk, Inc.

111 McInnis Parkway

San Rafael, CA 94903

C. Plan Records. Plan records are kept on a fiscal year basis.

D. Plan Funding. Payments to participants will be paid from the Company’s general assets.

AUTODESK, INC. EXECUTIVE CHANGE IN CONTROL PROGRAM

NOTICE OF PARTICIPATION

To:

Date:

The Board has designated you as a Participant in the Autodesk, Inc. Executive Change in Control Program, as restated and amended March 31, 2006 (the “Plan”), a copy of which is attached hereto. The terms and conditions of your participation in the Plan are as set forth in the Plan and in this Notice of Participation. As a condition to receiving benefits under the Plan you agree (i) to sign a general waiver, release and non-competition agreement, substantially in the form attached to the Plan as Exhibit A, and (ii) to maintain in complete confidence your participation in the Plan as well as the contents and terms of this Notice of Participation. You will cease to be a Participant in the Plan if you terminate employment under circumstances that do not entitle you to benefits under the Plan. Also, the Board may choose to end your participation in this Plan. If that happens, your participation will end six (6) months after the Company gives you written notice that your participation will end.

If you enter into a separate agreement with the Company which provides benefits relating to a Change of Control and that agreement specifically states that such provisions shall supersede the provisions in the Plan, then you shall not be considered a Participant in the Plan so long as those alternative contractual benefits are in effect.

By signature below, you acknowledge that the Plan, as amended and restated as of March 31, 2006, supersedes any predecessor plan and that any Notice provided under a predecessor plan is superseded by this Notice of Participation and no longer has any effect.

If you agree to participate in the Plan on these terms and conditions, please acknowledge your acceptance by signing below. Please return the signed copy of this Notice of Participation within ten (10) days of the date set forth above to:

Attn: Corporate Secretary

Autodesk, Inc.

111 McInnis Parkway

San Rafael, CA 94903

Your failure to timely remit this signed Notice of Participation will result in your removal from the Plan. Please retain a copy of this Notice of Participation, along with the Plan, for your records.

Date:	Signature:

EXHIBIT A

RELEASE OF CLAIMS AND NON-COMPETITION AGREEMENT

This Release of Claims and Non-Competition Agreement (“Agreement”) is made by and between Autodesk, Inc. (the “Company”) and                                                                           (“Executive”).

WHEREAS, Executive was employed by the Company;

WHEREAS, Executive is a participant in the Company’s Executive Change in Control Program, as Amended and Restated March 31, 2006 (the “Plan”);

NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Executive (collectively referred to as “the Parties”) hereby agree as follows:

1. Termination. Executive’s employment from the Company terminated on                                          (the “Termination Date”).

2. Consideration. The Company agreed pursuant to the terms of the Plan to provide Executive with certain benefits, including salary continuation and continued vesting of Executive’s options for a certain period, in the event Executive’s employment was terminated on or within twelve (12) months following certain changes of control of the Company, as set forth in the Plan, provided Executive executes this Agreement.

3. Payment of Salary. Executive acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Executive, as of the Termination Date.

4. Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company. Executive, on behalf of Executive, and his or her respective heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, executives, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns, from, and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,

(a) any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

(b) any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Executive Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 970, et seq. and all amendments to each such Act as well as the regulations issued thereunder;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

(g) any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released.

5. Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has at least twenty-one (21) days within which to consider this Agreement; (c) Executive has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired. Any revocation should be in writing and delivered to the General Counsel at Autodesk, Inc., 111 McInnis Parkway, San Rafael, California 94903, by close of business on the seventh day from the date that Executive signs this Agreement.

6. Civil Code Section 1542. Executive represents that Executive is not aware of any claims against the Company other than the claims that are released by this Agreement. Executive acknowledges that Executive has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HER MUST HAVE MATERIALLY AFFECTED HER SETTLEMENT WITH THE DEBTOR.

Executive, being aware of said code section, agrees to expressly waive any rights Executive may have thereunder, as well as under any other statute or common law principles of similar effect.

7. No Pending or Future Lawsuits. Executive represents that Executive has no lawsuits, claims, or actions pending in Executive’s name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Executive also represents that Executive does not intend to bring any claims on Executive’s own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein with regard to matters released hereunder.

8. Non-Competition; Non-Solicitation.

(a) Covenant Not to Compete. During the twelve (12) month period following the Termination Date, Executive will not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in a “Restricted Business” in a “Restricted Territory” (as such terms are defined in Section 8(a)(iv) below). It is agreed that ownership of no more than 5% of the outstanding voting stock of a publicly traded corporation shall not constitute a violation of this provision.

(i) Representations. The Executive and the Company intend that the covenant contained in Section 8(a) shall be construed as a series of separate covenants, one for each county, city and state (or analogous entity) and country of the Restricted Territory. Except for geographic coverage, each separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraph. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) deemed included in said paragraphs, then such unenforceable covenant (or such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced.

(ii) Reformation. In the event that the provisions of this Section 8(a) should ever be deemed to exceed the time or geographic limitations, or the scope of this covenant, permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations, as the case may be, permitted by applicable laws.

(iii) Reasonableness of Covenants. Executive represents that Executive (A) is familiar with the covenants not to compete, and (B) is fully aware of Executive’s obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

(iv) Definitions. As used herein, the terms listed below shall have the following meanings:

(A) Restricted Business. “Restricted Business” means design software for the building, manufacturing, infrastructure, media and entertainment or wireless location based services fields.

(B) Restricted Territory. “Restricted Territory” means worldwide.

(b) Covenant Not to Solicit. During the twelve (12) months following the Termination Date, Executive will not directly or indirectly:

(i) Solicit, encourage, recruit or take any other action which is intended to induce any other employee, independent contractor, customer or supplier of the Company or any affiliated corporation to terminate his, her or its relationship with the Company or any affiliated corporation; or

(ii) Interfere in any manner with the contractual or employment relationship between the Company or any affiliated corporation and any employee, independent contractor, customer or supplier of the Company or any affiliated corporation.

9. Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

10. Authority. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through her to bind them to the terms and conditions of this Agreement.

11. No Representations. Executive represents that Executive has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

12. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

13. Entire Agreement. This Agreement, the Plan and the notice of participation executed by Executive in connection with accepting participation in the Plan represent the entire agreement and understanding between the Company and Executive concerning Executive’s separation from the Company, and supersede and replace any and all prior agreements and understandings concerning Executive’s relationship with the Company and her compensation by the Company. This Agreement may only be amended in writing signed by Executive and an executive officer of the Company.

14. Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

15. Effective Date. This Agreement is effective eight (8) days after it has been signed by both Parties.

16. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

17. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) They have read this Agreement;

(b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) They understand the terms and consequences of this Agreement and of the releases it contains;

(d) They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

AUTODESK, INC.

Dated:	By

EXECUTIVE

Dated:
(Signature)

(Print Name)